EXHIBIT 4.1

                                FACE OF SECURITY
                             Fixed Rate Senior Note



REGISTERED                                                   REGISTERED
No. FXR - 15                                                 $21,000,000
                                                             CUSIP: 00079FAQ5

               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


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                               ABN AMRO BANK N.V.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)

           12.00% Reverse Exchangeable Securities due October 6, 2003 linked to common stock of Intel Corporation

ORIGINAL ISSUE DATE:            INITIAL REDEMPTION       INTEREST RATE:               MATURITY DATE:
        April 4, 2002             DATE: N/A                12.00% per annum              October 6, 2003
INTEREST ACCRUAL                INITIAL REDEMPTION       INTEREST PAYMENT             OPTIONAL
  DATE: April 4, 2002             PERCENTAGE: N/A          DATES: October 4,            REPAYMENT DATE:
                                                           2002, April 4, 2003 and        N/A
                                                           October 6, 2003

SPECIFIED CURRENCY:             ANNUAL REDEMPTION        INTEREST PAYMENT             APPLICABILITY OF
U.S. Dollars                      PERCENTAGE               PERIOD: Semi-annually        MODIFIED
                                  REDUCTION: N/A                                        PAYMENT UPON
                                                                                        ACCELERATION:
                                                                                        N/A (But see "Alternate
                                                                                        Exchange Calculation in
                                                                                        case of an Event of
                                                                                        Default")

IF SPECIFIED                    REDEMPTION NOTICE        APPLICABILITY OF             If yes, state Issue Price:
  CURRENCY                        PERIOD: N/A              ANNUAL INTEREST              N/A
  OTHER THAN U.S.                                          PAYMENTS: N/A
  DOLLARS, OPTION
  TO ELECT
  PAYMENT IN U.S.
  DOLLARS: N/A
  EXCHANGE RATE                                                                         ORIGINAL YIELD TO
  AGENT: N/A                                                                            MATURITY: N/A

OTHER PROVISIONS:
(see below)


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
Initial Price.............................................    $31.17 per Underlying Share divided by the
                                                              Exchange Factor.

Underlying Shares ........................................    Common stock of the Underlying Company, par
                                                              value $0.001 per share.

Underlying Company .......................................    Intel Corporation

Minimum Denominations.....................................    $1,000 and integral multiples thereof.

Payment at Maturity:......................................    At maturity, the Issuer shall pay or deliver for
                                                              each $1,000 principal amount of Notes, either
                                                              (i) a cash payment equal to $1,000, if the
                                                              Determination Price on the Determination Date
                                                              of the Underlying Shares is at or above the
                                                              Initial Price, or (ii) the number of Underlying
                                                              Shares equal to the Stock Redemption Amount,
                                                              if the Determination Price on the Determination
                                                              Date of the Underlying Shares is lower than the
                                                              Initial Price.  The Issuer shall pay cash in lieu of
                                                              delivering fractional Underlying Shares in an
                                                              amount equal to the corresponding fractional
                                                              Closing Price of the Underlying Shares as
                                                              determined by the Calculation Agent on the
                                                              Determination Date.

                                                              If the Issuer is required to deliver Underlying
                                                              Shares pursuant to the terms of the Notes, it
                                                              shall, or cause the Calculation Agent to, provide
                                                              written notice to the Trustee at its New York
                                                              office, on which notice the Trustee may
                                                              conclusively rely, of the Stock Redemption
                                                              Amount, on or prior to the Issuer Notice Date.
                                                              The Issuer shall, or shall cause the Calculation
                                                              Agent to, deliver such Underlying Shares
                                                              (and/or Exchange Property, if applicable) to the
                                                              Trustee for delivery to the Holders.

Stock Redemption Amount:..................................    The Calculation Agent shall determine the
                                                              Stock Redemption Amount for each $1,000
                                                              principal amount of Notes on the Determination
                                                              Date by dividing $1,000 by the Initial Price.
                                                              The number of Underlying Shares to be
                                                              delivered at maturity shall be subject to any
                                                              applicable adjustments (i) to the Exchange
                                                              Factor and (ii) in the Exchange Property, as

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                                                              defined in paragraph 5 under "Adjustment
                                                              Events" below, to be delivered instead of, or in
                                                              addition to, such Underlying Shares in each case
                                                              as a result of any corporate event described
                                                              under "Adjustment Events" below.

Determination Date:.......................................    The third Business Day prior to the Maturity
                                                              Date, or if such day is not a Trading Day, the
                                                              immediately succeeding Trading Day; provided
                                                              that the Determination Date shall be no later
                                                              than the second scheduled Trading Day
                                                              preceding the Maturity Date, notwithstanding
                                                              the occurrence of a Market Disruption Event on
                                                              such second scheduled Trading Day.

Determination Price:......................................    The Closing Price per Underlying Share on the
                                                              Determination Date, as determined by the
                                                              Calculation Agent.

Closing Price.............................................    If the Underlying Shares (or any other security
                                                              for which a Closing Price must be determined)
                                                              are listed on a U.S. securities exchange
                                                              registered under the Exchange Act is a security
                                                              of The Nasdaq National Market or is included in
                                                              the OTC Bulletin Board Service (the "OTC
                                                              Bulletin Board"), operated by the National
                                                              Association of Securities Dealers, Inc., the
                                                              Closing Price for one Underlying Share (or one
                                                              unit of any such other security) on any Trading
                                                              Day means (i) the last reported sale price,
                                                              regular way, in the principal trading session on
                                                              such day on the principal securities exchange on
                                                              which the Underlying Shares (or any such other
                                                              security) are listed or admitted to trading or (ii)
                                                              if not listed or admitted to trading on any such
                                                              securities exchange or if such last reported sale
                                                              price is not obtainable (even if the Underlying
                                                              Shares (or other such security) are listed or
                                                              admitted to trading on such securities
                                                              exchange), the last reported sale price in the
                                                              principal trading session on the over-the-counter
                                                              market as reported on The Nasdaq National
                                                              Market or OTC Bulletin Board on such day.  If
                                                              the last reported sale price is not available
                                                              pursuant to clause (i) or (ii) of the preceding

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                                                              sentence, the Closing Price for any Trading Day
                                                              shall be the mean, as determined by the
                                                              Calculation Agent, of the bid prices for the
                                                              Underlying Shares (or any such other security)
                                                              obtained from as many dealers in such security
                                                              (which may include AAI or any of the Issuer's
                                                              other subsidiaries or affiliates), but not
                                                              exceeding three, as will make such bid prices
                                                              available to the Calculation Agent.  A "security
                                                              of The Nasdaq National Market" shall include a
                                                              security included in any successor to such
                                                              system and the term "OTC Bulletin Board
                                                              Service" shall include any successor service
                                                              thereto.

Issuer Notice Date........................................    The Business Day immediately succeeding the
                                                              Determination Date; provided that the Issuer
                                                              Notice Date shall be no later than the second
                                                              scheduled Trading Day preceding the Maturity
                                                              Date, notwithstanding the occurrence of a
                                                              Market Disruption Event on such scheduled
                                                              Trading Day.

Trading Day:..............................................    A day, as determined by the Calculation Agent,
                                                              on which trading is generally conducted on the
                                                              New York Stock Exchange, the American Stock
                                                              Exchange Inc., the Nasdaq National Market, the
                                                              Chicago Mercantile Exchange, and the Chicago
                                                              Board of Options Exchange and in the over-the-
                                                              counter market for equity securities in the
                                                              United States and on which a Market Disruption
                                                              Event has not occurred.

Market Disruption Event:..................................    Means, with respect to the Underlying Shares:

                                                                (i)  a suspension, absence or material
                                                                limitation of trading of the Underlying Shares
                                                                on the primary market for the Underlying
                                                                Shares for more than two hours of trading or
                                                                during the one-half hour period preceding the
                                                                close of trading in such market;  or a
                                                                breakdown or failure in the price and trade
                                                                reporting systems of the primary market for
                                                                the Underlying Shares that is, in the sole
                                                                discretion of the Calculation Agent, material;

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                                                                or the suspension, absence or material
                                                                limitation on the primary market for trading
                                                                in futures or options contracts related to the
                                                                Underlying Shares, if available, during the
                                                                one-half hour period preceding the close of
                                                                trading in the applicable market, in each case
                                                                as determined by the Calculation Agent in its
                                                                sole discretion; and

                                                                (ii)  a determination by the Calculation
                                                                Agent in its sole discretion that the event
                                                                described in clause (i) above materially
                                                                interfered with the Issuer's ability or the
                                                                ability of any of the Issuer's affiliates to
                                                                unwind or adjust all or a material portion of
                                                                the hedge with respect to the Notes.

                                                              For purposes of determining whether a Market
                                                              Disruption Event has occurred: (1) a limitation
                                                              on the hours or number of days of trading will
                                                              not constitute a Market Disruption Event if it
                                                              results from an announced change in the regular
                                                              business hours of the relevant exchange; (2) a
                                                              decision to permanently discontinue trading in
                                                              the relevant futures or options contract will not
                                                              constitute a Market Disruption Event;
                                                              (3) limitations pursuant to New York Stock
                                                              Exchange Inc. Rule 80A (or any applicable rule
                                                              or regulation enacted or promulgated by the
                                                              New York Stock Exchange Inc., any other self-
                                                              regulatory organization or the Commission of
                                                              similar scope as determined by the Calculation
                                                              Agent) on trading during significant market
                                                              fluctuations shall constitute a suspension,
                                                              absence or material limitation of trading; (4) a
                                                              suspension of trading in futures or options
                                                              contracts on the Underlying Shares by the
                                                              primary securities market trading in such futures
                                                              or options, if available, by reason of (x) a price
                                                              change exceeding limits set by such securities
                                                              exchange or market, (y) an imbalance of orders
                                                              relating to such contracts or (z) a disparity in bid
                                                              and ask quotes relating to such contracts will
                                                              constitute a suspension, absence or material

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                                                              limitation of trading in futures or options
                                                              contracts related to the Underlying Shares; and
                                                              (5) a suspension, absence or material limitation
                                                              of trading on the primary securities market on
                                                              which futures or options contracts related to the
                                                              Underlying Shares are traded will not include
                                                              any time when such securities market is itself
                                                              closed for trading under ordinary circumstances.

                                                              The Calculation Agent shall as soon as
                                                              reasonably practicable under the circumstances
                                                              notify the Issuer, the Trustee, the Depository
                                                              Trust Company and the Agents of the existence
                                                              or occurrence of a Market Disruption Event on
                                                              any day that but for the occurrence or existence
                                                              of a Market Disruption Event would have been
                                                              the Determination Date.

Exchange Factor...........................................    The Exchange Factor shall initially be 1.0, but
                                                              shall be subject to adjustment by the Calculation
                                                              Agent upon the occurrence of certain corporate
                                                              events affecting the Underlying Shares though
                                                              and including the Determination Date.  See
                                                              "Adjustment Events" below.

Adjustment Events:........................................    The Exchange Factor or the amount paid at
                                                              maturity (in the case of paragraph 5 below) shall
                                                              be adjusted as follows:

                                                              1.  If the Underlying Shares are subject to a
                                                              stock split or reverse stock split, then once such
                                                              split has become effective, the Exchange Factor
                                                              shall be adjusted to equal the product of the
                                                              prior Exchange Factor and the number of shares
                                                              issued in such stock split or reverse stock split
                                                              with respect to one Underlying Share.

                                                              2.  If the Underlying Shares are subject (i) to a
                                                              stock dividend (issuance of additional
                                                              Underlying Shares) that is given ratably to all
                                                              holders of Underlying Shares or (ii) to a
                                                              distribution of the Underlying Shares as a result
                                                              of the triggering of any provision of the
                                                              corporate charter of the Underlying Company,
                                                              in each case other than a stock split described in
                                                              paragraph 1, then once the dividend has become

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                                                              effective and the Underlying Shares are trading
                                                              ex-dividend, the Exchange Factor shall be
                                                              adjusted so that the new Exchange Factor shall
                                                              equal the prior Exchange Factor plus the
                                                              product of (i) the number of shares issued with
                                                              respect to one Underlying Share and (ii) the
                                                              prior Exchange Factor.

                                                              3.  There shall be no adjustments to the
                                                              Exchange Factor to reflect cash dividends or
                                                              other distributions paid with respect to the
                                                              Underlying Shares other than Extraordinary
                                                              Dividends as described below (except that
                                                              distributions described in paragraph 2 above
                                                              shall not be subject to this paragraph).  A cash
                                                              dividend or other distribution with respect to the
                                                              Underlying Shares shall be deemed to be an
                                                              "Extraordinary Dividend" if such dividend or
                                                              other distribution exceeds the immediately
                                                              preceding non-Extraordinary Dividend for the
                                                              Underlying Shares by an amount equal to at
                                                              least 10% of the closing price of the Underlying
                                                              Shares (as adjusted for any subsequent corporate
                                                              event requiring an adjustment hereunder, such
                                                              as a stock split or reverse stock split) on the
                                                              Trading Day preceding the ex-dividend date for
                                                              the payment of such Extraordinary Dividend
                                                              (the "ex-dividend date").  If an Extraordinary
                                                              Dividend occurs with respect to the Underlying
                                                              Shares, the Exchange Factor with respect to the
                                                              Underlying Shares will be adjusted on the ex-
                                                              dividend date with respect to such Extraordinary
                                                              Dividend so that the new Exchange Factor will
                                                              equal the product of (i) the then current
                                                              Exchange Factor and (ii) a fraction, the
                                                              numerator of which is the Closing Price on the
                                                              Trading Day preceding the ex-dividend date,
                                                              and the denominator of which is the amount by
                                                              which the Closing Price on the Trading Day
                                                              preceding the ex-dividend date exceeds the
                                                              Extraordinary Dividend Amount.  The
                                                              "Extraordinary Dividend Amount" with respect
                                                              to an Extraordinary Dividend for the Underlying
                                                              Shares shall equal (i) in the case of cash

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                                                              dividends or other distributions that constitute
                                                              regular dividends, the amount per share of such
                                                              Extraordinary Dividend minus the amount per
                                                              share of the immediately preceding non-
                                                              Extraordinary Dividend for the Underlying
                                                              Shares or (ii) in the case of cash dividends or
                                                              other distributions that do not constitute regular
                                                              dividends, the amount per share of such
                                                              Extraordinary Dividend.  To the extent an
                                                              Extraordinary Dividend is not paid in cash, the
                                                              value of the non-cash component will be
                                                              determined by the Calculation Agent, whose
                                                              determination shall be conclusive.  A
                                                              distribution on the Underlying Shares described
                                                              in clause (i), clause (iv) or clause (v) of
                                                              paragraph 5 below that also constitutes an
                                                              Extraordinary Dividend shall not cause an
                                                              adjustment to the Exchange Factor pursuant to
                                                              this paragraph 3.

                                                              4.  If the Underlying Company issues rights or
                                                              warrants to all holders of the Underlying Shares
                                                              to subscribe for or purchase Underlying Shares
                                                              at an exercise price per share less than the
                                                              Closing Price of the Underlying Shares on both
                                                              (i) the date the exercise price of such rights or
                                                              warrants is determined and (ii) the expiration
                                                              date of such rights or warrants, and if the
                                                              expiration date of such rights or warrants
                                                              precedes the maturity of this Note, then the
                                                              Exchange Factor shall be adjusted to equal the
                                                              product of the prior Exchange Factor and a
                                                              fraction, the numerator of which shall be the
                                                              number of Underlying Shares outstanding
                                                              immediately prior to the issuance of such rights
                                                              or warrants plus the number of additional
                                                              Underlying Shares offered for subscription or
                                                              purchase pursuant to such rights or warrants and
                                                              the denominator of which shall be the number
                                                              of Underlying Shares outstanding immediately
                                                              prior to the issuance of such rights or warrants
                                                              plus the number of additional Underlying
                                                              Shares which the aggregate offering price of the
                                                              total number of shares of the Underlying Shares

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                                                              so offered for subscription or purchase pursuant
                                                              to such rights or warrants would purchase at the
                                                              Closing Price on the expiration date of such
                                                              rights or warrants, which shall be determined by
                                                              multiplying such total number of shares offered
                                                              by the exercise price of such rights or warrants
                                                              and dividing the product so obtained by such
                                                              Closing Price.

                                                              5.  If a Reorganization Event (as defined
                                                              below) occurs, each holder of Securities will
                                                              receive at maturity, in respect of each $1,000
                                                              principal amount of each Security, the lesser of:
                                                              (i) $1,000 in cash or (ii) Exchange Property (as
                                                              defined below) in an amount with a value equal
                                                              to the product of the stock redemption amount
                                                              times the Transaction Value (as defined below).
                                                              In the case of a Reorganization Event that is the
                                                              result of any issuance of tracking stock by the
                                                              Underlying Company or a Spin-off Event (as
                                                              defined below), the Issuer may, at its sole
                                                              option, in lieu of clause (ii) above, elect to
                                                              deliver Exchange Property consisting solely of
                                                              the reclassified Underlying Shares (in the case
                                                              of an issuance of tracking stock) or the
                                                              Underlying Shares with respect to which the
                                                              spun-off security was issued (in the case of a
                                                              Spin-off Event) and pay the cash value of such
                                                              tracking stock or spun-off security as of the
                                                              determination date.  If the Issuer elects to
                                                              deliver cash pursuant to the immediately
                                                              preceding sentence, the Issuer will provide
                                                              notice to holders of Securities as soon as
                                                              practicable after the date of such Reorganization
                                                              Event.

                                                                "Reorganization Event" means (i) there has
                                                                  occurred any reclassification or change
                                                                  with respect to the Underlying Shares,
                                                                  including, without limitation, as a result
                                                                  of the issuance of any tracking stock by
                                                                  the Underlying Company; (ii) the
                                                                  Underlying Company or any surviving
                                                                  entity or subsequent surviving entity of

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                                                                  the Underlying Company (an "Underlying
                                                                  Company Successor") has been subject to
                                                                  a merger, combination or consolidation
                                                                  and is not the surviving entity; (iii) any
                                                                  statutory exchange of securities of the
                                                                  Underlying Company or any Underlying
                                                                  Company Successor with another
                                                                  corporation occurs (other than pursuant to
                                                                  clause (ii) above); (iv) the Underlying
                                                                  Company is liquidated; (v) the Underlying
                                                                  Company issues to all of its shareholders
                                                                  equity securities of an issuer other than
                                                                  the Underlying Company (other than in a
                                                                  transaction described in clauses (ii), (iii)
                                                                  or (iv) above) (a "Spin-off Event"); or (vi)
                                                                  a tender or exchange offer or going-
                                                                  private transaction is consummated for all
                                                                  the outstanding Underlying Shares.

                                                                "Exchange Property" means securities, cash
                                                                  or any other assets distributed to holders
                                                                  of the Underlying Shares in any
                                                                  Reorganization Event, including, in the
                                                                  case of the issuance of tracking stock, the
                                                                  reclassified Underlying Shares and, in the
                                                                  case of a Spin-off Event, the Underlying
                                                                  Shares with respect to which the spun-off
                                                                  security was issued.

                                                                "Transaction Value", at any date, means (i)
                                                                  for any cash received in any such
                                                                  Reorganization Event, the amount of cash
                                                                  received per Underlying Share; (ii) for any
                                                                  property other than cash or securities
                                                                  received in any such Reorganization
                                                                  Event, the market value, as determined by
                                                                  the calculation agent, as of the date of
                                                                  receipt, of such Exchange Property
                                                                  received for each Underlying Share; and
                                                                  (iii) for any security received in any such
                                                                  Reorganization Event (including in the
                                                                  case of the issuance of tracking stock, the
                                                                  reclassified Underlying Shares and, in the

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                                                                  case of a Spin-off Event, the Underlying
                                                                  Shares with respect to which the spun-off
                                                                  security was issued), an amount equal to
                                                                  the closing price, as of the determination
                                                                  date, per share of such security multiplied
                                                                  by the quantity of such security received
                                                                  for each Underlying Share.

                                                              If Exchange Property consists of more than
                                                              one type of property, holders of Securities
                                                              will receive at maturity a pro rata share of
                                                              each such type of Exchange Property in
                                                              proportion to the quantity of such Exchange
                                                              Property received in respect of each
                                                              Underlying Share.  If Exchange Property
                                                              includes a cash component, holders will not
                                                              receive any interest accrued on such cash
                                                              component.  In the event Exchange Property
                                                              consists of securities, those securities will,
                                                              in turn, be subject to the antidilution
                                                              adjustments set forth in paragraphs 1
                                                              through 5.

                                                              For purposes of this paragraph 5, in the case
                                                              of a consummated tender or exchange offer
                                                              or going-private transaction involving
                                                              Exchange Property of a particular type,
                                                              Exchange Property shall be deemed to
                                                              include the amount of cash or other property
                                                              paid by the offeror in the tender or exchange
                                                              offer with respect to such Exchange
                                                              Property (in an amount determined on the
                                                              basis of the rate of exchange in such tender
                                                              or exchange offer or going-private
                                                              transaction).  In the event of a tender or
                                                              exchange offer or a going-private
                                                              transaction with respect to Exchange
                                                              Property in which an offeree may elect to
                                                              receive cash or other property, Exchange
                                                              Property shall be deemed to include the kind
                                                              and amount of cash and other property
                                                              received by offerees who elect to receive
                                                              cash.

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                                                              No adjustments to the Exchange Factor shall be
                                                              required unless such adjustment would require a
                                                              change of at least 0.1% in the Exchange Factor
                                                              then in effect.  The Exchange Factor resulting
                                                              from any of the adjustments specified above
                                                              shall be rounded to the nearest one hundred-
                                                              thousandth with five one-millionths being
                                                              rounded upward.

                                                              No adjustments to the Exchange Factor or
                                                              method of calculating the Exchange Factor shall
                                                              be required other than those specified above.
                                                              However, the Issuer may, at its sole discretion,
                                                              cause the Calculation Agent to make additional
                                                              changes to the Exchange Factor upon the
                                                              occurrence of corporate or other similar events
                                                              that affect or could potentially affect market
                                                              prices of, or shareholders' rights in, the
                                                              Underlying Shares (or other Exchange Property)
                                                              but only to reflect such changes, and not with
                                                              the aim of changing relative investment risk.
                                                              The adjustments specified above do not cover
                                                              all events that could affect the market price or
                                                              the Closing Price of the Underlying Shares,
                                                              including, without limitation, a partial tender or
                                                              partial exchange offer for the Underlying
                                                              Shares.

                                                              The Calculation Agent shall be solely
                                                              responsible for the determination and
                                                              calculation of any adjustments to the Exchange
                                                              Factor or method of calculating the Exchange
                                                              Factor and of any related determinations and
                                                              calculations with respect to any distributions of
                                                              stock, other securities or other property or assets
                                                              (including cash) in connection with any
                                                              Reorganization Event described in paragraph 5
                                                              above, and its determinations and calculations
                                                              with respect thereto shall be conclusive.

                                                              The Calculation Agent will provide information
                                                              as to any adjustments to the Exchange Factor or
                                                              method of calculating the Exchange Factor upon
                                                              written request by any Holder of this Note.

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Alternate Exchange Calculation in case of                     In case an Event of Default with respect to this
an Event of Default.......................................    Note shall have occurred and be continuing, the
                                                              amount declared due and payable upon any
                                                              acceleration of this Note shall be determined by
                                                              the Calculation Agent, and shall be equal to the
                                                              principal amount of this Note plus any accrued
                                                              interest to but not including the date of
                                                              acceleration.

Calculation Agent.........................................    ABN AMRO Incorporated ("AAI").  All
                                                              determinations made by the Calculation Agent
                                                              will be at the sole discretion of the Calculation
                                                              Agent and shall, in the absence of manifest
                                                              error, be conclusive for all purposes and binding
                                                              on the Holders and on the Issuer.

Additional Amounts........................................    The Issuer shall, subject to certain exceptions
                                                              and limitations set forth below, pay such
                                                              additional amounts (the "Additional Amounts")
                                                              to each holder of this Note as may be necessary
                                                              in order that the net payment of the principal of
                                                              this Note and any other amounts payable on this
                                                              Note, after withholding for or on account of any
                                                              present or future tax, assessment or
                                                              governmental charge imposed upon or as a
                                                              result of such payment by The Netherlands (or
                                                              any political subdivision or taxing authority
                                                              thereof or therein) or the jurisdiction of
                                                              residence or incorporation of any successor
                                                              corporation or any jurisdiction from or through
                                                              which any amount is paid by the Issuer or a
                                                              successor corporation, will not be less than the
                                                              amount provided for in this Note to be then due
                                                              and payable.  The Issuer shall not, however, be
                                                              required to make any payment of Additional
                                                              Amounts to any such holder for or on account
                                                              of:
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

                                                                (a)  any such tax, assessment or other
                                                                     governmental charge that would not have
                                                                     been so imposed but for (i) the
                                                                     existence of any present or former
                                                                     connection between such holder (or
                                                                     between a fiduciary, settlor,
                                                                     beneficiary, member or shareholder of
                                                                     such holder, if such holder is an
                                                                     estate, a trust, a partnership or a
                                                                     corporation) and The Netherlands and its
                                                                     possessions, including, without
                                                                     limitation, such holder (or such
                                                                     fiduciary, settlor, beneficiary, member
                                                                     or shareholder) being or having been a
                                                                     citizen or resident thereof or being or
                                                                     having been engaged in a trade or
                                                                     business or present therein or having,
                                                                     or having had, a permanent establishment
                                                                     therein or (ii) the presentation, where
                                                                     presentation is required, by the holder
                                                                     of this Note for payment on a date more
                                                                     than 30 days after the date on which
                                                                     such payment became due and payable or
                                                                     the date on which payment thereof is
                                                                     duly provided for, whichever occurs
                                                                     later;

                                                                (b)  any estate, inheritance, gift, sales,
                                                                     transfer or personal property tax or any
                                                                     similar tax, assessment or governmental
                                                                     charge;


                                                                (c)  any tax, assessment or other
                                                                     governmental charge that is payable
                                                                     otherwise than by withholding from
                                                                     payments on or in respect of this Note;

                                                                (d)  any tax, assessment or other
                                                                     governmental charge required to be
                                                                     withheld by any paying agent from any
                                                                     payment of principal of, or supplemental
                                                                     redemption amount on, this Note, if such
                                                                     payment can be made without such
                                                                     withholding by presentation of this Note
                                                                     to any other paying agent;

                                        A-15


                                                                (e)  any tax, assessment or other
                                                                     governmental charge that would not have
                                                                     been imposed but for a holder's failure
                                                                     to comply with a request addressed to
                                                                     the holder or, if different, the
                                                                     beneficiary of the payment, to comply
                                                                     with certification, information or other
                                                                     reporting requirements concerning the
                                                                     nationality, residence or identity of
                                                                     the holder or beneficial owner of this
                                                                     Note, if such compliance is required by
                                                                     statute or by regulation of The
                                                                     Netherlands (or other relevant
                                                                     jurisdiction), or of any political
                                                                     subdivision or taxing authority thereof
                                                                     or therein, as a precondition to relief
                                                                     or exemption from such tax, assessment
                                                                     or other governmental charge; or

                                                                (f)  any combination of items (a), (b), (c),
                                                                     (d) or (e);

                                                              nor shall Additional Amounts be paid with
                                                              respect to any payment on this Note to a holder
                                                              who is a fiduciary or partnership or other than
                                                              the sole beneficial owner of such payment to
                                                              the extent such payment would be required by
                                                              the laws of The Netherlands (or other relevant
                                                              jurisdiction), or any political subdivision
                                                              thereof, to be included in the income, for tax
                                                              purposes, of a beneficiary or settlor with respect
                                                              to such fiduciary or a member of such
                                                              partnership or a beneficial owner who would
                                                              not have been entitled to the Additional
                                                              Amounts had such beneficiary, settlor, member
                                                              or beneficial owner been the holder of this
                                                              Note.

               ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $21,000,000 (UNITED STATES DOLLARS TWENTY-ONE MILLION), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

               Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close
(x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

               Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this
Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

               If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

               If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

               If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the

Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                  ABN AMRO BANK N.V.




                                        By:____________________________________
                                           Name:
                                           Title:



                                        By:____________________________________
                                           Name:
                                           Title:


TRUSTEE'S CERTIFICATE
      OF AUTHENTICATION

This is one of the Notes referred
      to in the within-mentioned
      Indenture.

JPMORGAN CHASE BANK,
      as Trustee




By:______________________________
      Authorized Officer

                               REVERSE OF SECURITY

               This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

               Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment
Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified
Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment,
(i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

               The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

               The "Exchange Rate Agent," if any, shall be indicated on the face hereof.

               All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said

Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:




      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with right of survivorship and not as tenants in common



      UNIF GIFT MIN ACT - _____________________ Custodian ___________________
                                 (Minor)                         (Cust)


      Under Uniform Gifts to Minors Act ______________________________
                                             (State)

               Additional abbreviations may also be used though not in the above list.

                               __________________

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE]


_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.




Dated:___________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:______________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):_____________________________.




Dated: ________________________________      ___________________________________
                                             NOTICE:  The signature on this
                                             Option to Elect Repayment must
                                             correspond with the name as
                                             written upon the face of the
                                             within instrument in every
                                             particular without alteration or
                                             enlargement.